Exhibit 5

Russell C. Weigel, III, P.A.
One Southeast Third Avenue
Suite 1750
Miami, Florida 33131
Telephone (786) 888-4567
Facsimile (786) 787-0456

November 13, 2006

Valley Forge Composite Technologies, Inc.
Louis J. Brothers, President
50 East River Center Boulevard, Suite 820
Covington, Kentucky 41011

Re: Shares, Units, and Warrants to Be Registered on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Valley Forge Composite Technologies, Inc.
, a Florida corporation (the “Company”), in connection with the Company’s Form SB-2 (the “Registration Statement”), pursuant to which the Company is registering for resale under the Securities Act of 1933, as amended (the “Securities Act”),

•	5,000,000 shares of its common stock, par value $0.001 per share (the "Shares") issued to a selling shareholder;

•	3,000,000 shares of its common stock, par value $0.001 per share, issuable upon exercise of warrants by a selling shareholder;

•
1,296,500 units (comprised of one share of $0.001 par value common stock and one warrant to purchase one share of $0.001 par value common stock) and 1,296,500 shares of its common stock, par value $0.001 per share, issuable upon exercise of warrants, held by Selling Unit Holders; and

•
An indeterminate number of shares of common stock, $0.001 par value, and warrants issuable pursuant to certain agreements providing for price protection and non-dilution protection to certain unit holders and shareholders;

(collectively, the “Securities”) as described in the Company’s prospectus dated November 13, 2006 (the “Prospectus”), which is contained in the Registration Statement.

In connection with this matter, we have examined the originals or copies certified, or otherwise identified to our satisfaction, of the following:

(a)	Articles of Incorporation and Articles of Merger of the Company, as amended to date
(b)	Bylaws of the Company, as amended to date;
(c)	Certificate from the Secretary of State of the State of Florida, dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Florida;
(d)	The Registration Statement and all exhibits thereto; and
(e)	Such other documents of the Company as we have deemed to be relevant.

In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company and its representatives, and we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents and the authenticity of the original documents of all documents submitted to us as certified or as photostatic copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that, (i) once the Registration Statement has become effective under the Securities Act, (ii) the Shares, units, and warrants have been issued as contemplated by the Registration Statement, and (iii) the Company has received the consideration in the manner described in the Registration Statement, the Securities will be duly and validly issued, fully paid and non-assessable Company securities.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. Our opinion expressed above is limited to the Florida Statutes, Chapter 607.0101, et seq. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect. We have not been engaged, and we disclaim any obligation, to advise the Company of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

On behalf of this Firm, I hereby consent to the use of the Firm’s name, Russell C. Weigel, III, P.A., and of the reference to this opinion and of the use of this opinion as an exhibit to the Registration Statement and the Prospectus contained therein. In giving this consent, neither I nor the Firm admits that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

By:	/s/ Russell C. Weigel III
Russell C Weigel III
For the Firm